Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q1 2009 Results

Foster City, Calif. – April 29, 2009 – Electronics For Imaging, Inc. (Nasdaq: EFII), the world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2009. For the quarter ended March 31, 2009, the Company reported revenues of $96.1 million, compared to first quarter 2008 revenue of $136.6 million.

GAAP net income was $26.7 million or $0.52 per diluted share in the first quarter of 2009, compared to a net (loss) of $(5.2) million or $(0.10) per diluted share for the same period in 2008.

Non-GAAP net (loss) was $(4.3) million or $(0.08) per diluted share in the first quarter of 2009, compared to net income of $12.0 million or $0.20 per diluted share for the same period in 2008.

Non-GAAP net income is computed by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock based compensation expense, project abandonment costs, certain tax charges, as well as non-recurring charges and gains, such as asset impairment charges and our sale of certain real estate assets.

“Our results reflect the continued weakness in the global economy as well as our ongoing cost reduction efforts, which resulted in a 14% year-over-year decrease in operating expenses,” said Guy Gecht, CEO of EFI. “While our industry is not seeing any significant improvement in market demand, we are managing our resources to emerge from this slowdown a stronger company. Our recent introduction of the VUTEk GS3200 and GS5000r UV printers as well as new Fiery applications are key steps in maintaining our industry leadership. We will continue to take proactive steps to mitigate the impact of the current environment with more product innovations as well as an additional reduction in costs in Q2.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Management believes that our non-GAAP net income provides investors with useful information because it gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock based compensation expense, project abandonment costs, certain tax charges, as well as non-recurring charges and gains, such as asset impairment charges and our sale of certain real estate assets. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our cost reduction efforts, steps to be taken to mitigate the impact of the current environment, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective costs control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock during the term and after the ASR Agreement; the uncertainty regarding the completion of the ASR within the proposed timing; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; current world-wide financial, economic and political difficulties and downturns, including the rapidly changing credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; failure to retain key employees; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; excess or obsolete inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K, as amended, and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics for Imaging, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue	$96,145	$136,604
Cost of revenue	43,217	59,372

Gross profit	52,928	77,232
Operating expenses:
Research and development	29,309	36,581
Sales and marketing	24,187	28,734
General and administrative	9,035	13,353
Amortization of identified intangibles	6,941	7,195
Restructuring and other	6,428	5,677

Total operating expenses	75,900	91,540

Income (loss) from operations	(22,972)	(14,308)
Interest and other income, net:
Interest and other income	(477)	7,722
Interest expense	—	(1,251)
Gain on sale of building & land	79,363	—

Total interest and other income, net	78,886	6,471

Income (loss) before income taxes	55,914	(7,837)
(Provision for) benefit from income taxes	(29,200)	2,664

Net income (loss)	$26,714	$(5,173)

Fully Diluted EPS calculation
Net income (loss)	$26,714	$(5,173)

Net income (loss) per diluted common share	$0.52	$(0.10)

Shares used in diluted per share calculation	51,618	53,783

Electronics for Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net income (loss)	$26,714	$(5,173)

Amortization of identified intangibles	6,941	7,196
Stock based compensation expense – Cost of revenue	251	946
Stock based compensation expense – Research and development	1,315	3,979
Stock based compensation expense – Sales and marketing	691	1,876
Stock based compensation expense – General and administrative	1,243	3,112
Option review costs	—	904
Legal reserve	(82)	—
Restructuring and other	6,428	5,677
Gain on sale of building & land	(79,363)	—

Tax effect of non-GAAP adjustments	31,532	(6,469)

Non-GAAP net income	$(4,330)	$12,048

After-tax adjustment of convertible debt-related expense		750

Income for purposes of computing diluted non-GAAP net income per share	$(4,330)	$12,798

Non-GAAP net income per diluted common share	$(0.08)	$0.20

Shares used in per share calculation	51,458	63,610

Electronics for Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands unaudited)

	March 31,	December 31,
	2009	2008
Assets
Cash, cash equivalents and short-term investments	$287,427	$189,351
Accounts receivable, net	68,563	97,286
Inventories, net	46,165	48,785
Assets held for sale	—	55,367
Other current assets	18,669	20,013

Total current assets	420,824	410,802

Property and equipment, net	33,883	35,225
Restricted investments	56,850	56,850
Goodwill	122,711	122,581
Intangible assets, net	65,951	72,992
Other assets	54,939	53,498

Total assets	$755,158	$751,948

Liabilities & Stockholders’ equity
Accounts payable	$26,954	$44,634
Accrued and other liabilities	59,616	70,386
Income taxes payable	29,769	1,952

Total current liabilities	116,339	116,972
Long term taxes payable	34,970	33,758

Total liabilities	151,309	150,730
Total stockholders’ equity	603,849	601,218

Total liabilities and stockholders’ equity	$755,158	$751,948

Revenue Break-Down
(in thousands, unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue by Product
Controller products	$49,105	$68,318
Inkjet products	32,100	53,385
Professional printing applications	14,940	14,901

Total	$96,145	$136,604

Revenue by Geographic Area
Americas	$56,463	$71,635
EMEA	27,967	48,411
Japan	9,692	11,823
Other international locations	2,023	4,735

Total	$96,145	$136,604